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                                                                   EXHIBIT(h)(4)

                                                                        SHEARSON
                                                                          LEHMAN
                                                                        BROTHERS

                                                                November 5, 1985

Dear Sirs:

         From time to time in the future, in connection with underwritten public offerings of securities in which we act as representative of the underwriters comprising the underwriting syndicates, you may be invited to participate in the distribution of such securities as a Selected Dealer.

         Attached hereto are the basic provisions of the Master Dealers Agreement (the "Basic Provisions") that will be applicable to any such underwritten public offering where we are the lead representative and we expressly inform you that such basic provisions are applicable. Acceptance by you by telegram, telex, Graphic Scanning or telephone call (confirmed immediately in writing) of a Terms Telex referred to in the Basic Provisions shall reconfirm (or, if you have not signed and returned this letter to us, shall confirm) your acceptance of and agreement to the terms and conditions set forth in the Basic Provisions, insofar as such terms and conditions apply to the securities referred to in the Terms Telex, and shall constitute a binding agreement between yourselves and the several Underwriters of such securities.

         Please acknowledge your agreement to the foregoing procedure by signing and returning the enclosed duplicate copy of this letter (and the attached Basic Provisions) to us, attention of Ms. Arlene Salmonson, Syndicate Registration, 745 7th Avenue, New York, NY 10019.

                                             Very truly yours,

                                             SHEARSON LEHMAN BROTHERS INC.

                                             By: __________________________
                                                    GREGORY E. SACCO, JR.
                                                      Managing Director

Acknowledged:       , 20

_________________________________________________
(Selected Dealer's name and address, including zip code)

By ______________________________________
   (Sign name clearly and print title)

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                          SHEARSON LEHMAN BROTHERS INC.

                            MASTER DEALERS AGREEMENT
                  BASIC PROVISIONS FOR OFFERINGS OF SECURITIES

                                                                November 5, 1985

         These basic provisions (the "Basic Provisions") set forth the general terms and conditions pursuant to which, in connection with a proposed underwritten public offering of securities (the "Securities"), a portion of the Securities will be offered to certain selected dealers (the "Selected Dealers").

         1. SELLING GROUP ARRANGEMENTS. (a) From time to time in, connection with certain public offerings of the Securities by underwriters (the "Underwriters") to be represented by Shearson Lehman Brothers Inc., either alone or with one or more other firms (the "Representatives"), the Representatives may offer one or more Selected Dealers the right to purchase as principal a portion of the Securities being distributed in the offering (the "Offering") on the terms and conditions set forth herein, which shall be deemed to include the terms and conditions set forth in any letter, wire, telex or other written communication or telephone call (confirmed immediately in writing) sent or made to prospective Selected Dealers in connection with the terms of any particular public offering of Securities (the "Terms Telex"), provided that the terms and conditions set forth herein and therein shall be applicable only to public offerings with respect to which Shearson Lehman Brothers Inc. has expressly informed Selected Dealers that such terms and conditions shall be applicable. The Terms Telex and these Basic Provisions are together referred to herein as this "Agreement".

         (b) The Terms Telex specifies, with respect to the Selected Dealer to whom such Terms Telex is addressed, (i) the amount of the Securities to be allotted to such Selected Dealer, (ii) the purchase price to be paid by such Selected Dealer for the Securities, (iii) the public offering price of the Securities, or, if the initial public offering price is to be determined by a formula based on market prices, the terms of the formula, (iv) the interest rate, if any, (v) the selling concession, if any, to be allowed to Selected Dealers, (vi) the amount of any reallowance to other dealers and (vii) other matters, including whether the Underwriters have the option to purchase additional Securities to cover over-allotments and whether the Underwriters are authorized to solicit institutional investors to purchase Securities pursuant to Delayed Delivery Contracts, certain terms thereof and the compensation therefor.

         (c) By its acceptances of this Agreement by telegram, telex, Graphic Scanning or telephone call (confirmed immediately in writing) in accordance with the terms hereof and its acceptance of an allotment of Securities as set forth in the Terms Telex, each Selected Dealer agrees that it will purchase, on the terms and conditions set forth in the Terms Telex, herein and in the Prospectus referred to below, the amount of such Securities allotted to it. Acceptance of any reserved Securities received after the time specified therefor in the Terms Telex and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives' discretion without notice and the right

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is reserved to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

         2. REGISTRATION STATEMENT AND PROSPECTUS. (a) As used in this Agreement, the term "Registration Statement" means the registration statement, as amended, filed with respect to the Securities under the Securities Act of 1933 (the "Act"), and the terms "Preliminary Prospectus" and "Prospectus" mean any preliminary prospectus and the prospectus (including any basic prospectus and prospectus supplement and any documents incorporated by reference) authorized for use in connection with the offering of the Securities. Such number of copies of each Prospectus (and any documents incorporated by reference in any Prospectus) as may reasonably be requested by any Selected Dealer will be delivered to it.

         (b) The Underwriters named in the Prospectus have severally agreed, subject to the terms and conditions of the Underwriting Agreement referred to therein, to purchase from the Issuer (the "Company") or the seller of the Securities named in the Prospectus, the securities described in the Prospectus. The Securities are more particularly described in the Prospectus.

         3. ROLE OF REPRESENTATIVES. The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters' purchases of the Securities. Any action to be taken by the Representatives under this Agreement may be taken by Shearson Lehman Brothers Inc.

         4. OFFERING OF THE SECURITIES. (a) The Representatives have advised each Selected Dealer of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by such Selected Dealer pursuant to this Agreement are to be offered by such Selected Dealer to the public at the public offering price, subject to the terms of this Agreement. Except as otherwise provided herein, the Securities shall not be offered or sold by any Selected Dealer below the public offering price before the termination of this Agreement, except that a concession from the public offering price of not in excess of the amount set forth in the Prospectus may be allowed either to dealers who are members in good standing of the NASD or to foreign dealers not eligible for membership in the NASD and who, in each case, will agree as provided in Paragraph 12 of these Basic Provisions.

         (b) The Representatives as such, and, with the Representatives' consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter at the public offering price less all or any pat of the concession to Selected Dealers.

         (c) Each Selected Dealer agrees to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealer concession as to any Securities purchased by such Selected Dealer pursuant to this Agreement, which, prior to the termination of this Agreement, the Representatives may purchase or contract to purchase of the account of any Underwriter or which may be delivered against

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purchase contracts made prior to the termination of this Agreement and, in addition, the Representatives may charge such Selected Dealer with any broker's commission and transfer tax paid in connection with such purchases or contract to purchase. Securities delivered on such repurchases need not be the identical Securities originally purchased.

         (d) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to a Selected Dealer will be paid when such Securities are delivered to such Selected Dealer. However, each Selected Dealer shall pay any transfer tax on sales of Securities by it and each Selected Dealer shall pay its proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against it and other Selected Dealers as a group or otherwise.

         5. PAYMENT AND DELIVERY. (a) Securities purchased by any Selected Dealer pursuant to this Agreement shall be paid for at the cost price to such Selected Dealer on the delivery date specified in the Terms Telex, on one day's notice, by certified or official bank check payable in New York Clearing House funds or, if specified in the Terms Telex, immediately available funds to the other of Shearson Lehman Brothers Inc., at the office of Shearson Lehman Brothers Inc., 388 Greenwich Street (Cashier's Window, Main Level), New York, N.Y. 10013, or such other address as the Selected Dealer may be notified by the Representatives, against delivery of such Securities.

         (b) If payment is made for Securities purchased by a Selected Dealer at the public offering price, the concession to which such Selected Dealer may be entitled will be paid to such Selected Dealer upon termination of this Agreement, as it applies to such Securities.

         (c) If a Selected Dealer is a member of, or clears through a member of, the Depository Trust Company ("DTC"), the Representatives may, in their discretion, deliver such Selected Dealer's Securities through the facilities of DTC.

         (d) The offering of the Securities is made subject to the conditions referred to on the cover of the Prospectus and to the terms and conditions set forth in this Agreement and may be made on the basis of the reservation of the Securities or an allotment against subscriptions, and is not joint but several.

         6. DELIVERY OF PROSPECTUS. (a) The Underwriters have been advised by the Company that the Registration Statement in respect of the Securities has become effective. Each Selected Dealer, in selling Securities purchased pursuant to this Agreement, agrees (which agreement shall also be for the benefit of the Company and any selling securityholder) that such Selected Dealer will comply with the applicable requirements of the Act and of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable rules and regulations issued under the Act and the Exchange Act.

         (b) With respect to Rule 15c2-8 of the Exchange Act, each Selected Dealer confirms that it has itself delivered and will itself deliver copies of all Preliminary Prospectuses and Prospectuses required under the provisions thereof.

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         (c)      Each Selected Dealer confirms that in purchasing the
Securities, it has relied upon no statements whatsoever, written or oral, other than the statements in the Prospectus, as delivered to such Selected Dealer by the Representatives.

         7. OVER-ALLOTMENTS AND STABILIZATION. Each of the Underwriters has authorized the Representatives to (i) over-allot in arranging for sales of the Securities to the Selected Dealers, and purchase the Securities at such prices as the Representatives may determine for the purpose of covering such over-allotments and (ii) for the purpose of stabilizing the market in the Securities, make purchases and sales of the Securities or other securities of the Company which the Representatives may designate for purchase or sale in stabilizing transactions ("Stabilized Securities"), for long or short account.

         8. OPEN MARKET TRANSACTIONS. Each Selected Dealer agrees that, except as herein otherwise provided, until the termination of this Agreement or until notified by the Representatives prior thereto that such Selected Dealer is released from this restriction, it will not buy, sell, deal or trade in the Securities, securities convertible into common stock of the Company ("Common Stock") or Stabilized Securities or, if options to purchase Securities or Common Stock into which Securities may be convertible are traded on any securities exchanges, buy any right or option to purchase Securities or Common Stock for its own account or for the accounts of customers except on unsolicited brokerage orders therefor received and executed in the ordinary course of its brokerage business. Each Selected Dealer further agrees that it will not lend any shares of Common Stock, either before or after the purchase of the Securities, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer. Each Selected Dealer represents that it has not participated, since the date on which it was invited by the Representatives to participate in the Offering, in any transactions prohibited by the foregoing provisions of this Paragraph 8 and that it has at all times complied with the provisions of Rule 10b-6 under the Exchange Act applicable to the offering of the Securities.

         9. ROLE OF SELECTED DEALER; RELATIONSHIP WITH UNDERWRITERS. (a) No person is authorized to give any information or to make any representations, other than those contained in any Prospectus in connection with the offering or sale of the Securities. Each Selected Dealer is to act as principal in purchasing Securities and is not authorized to act as agent for the Company or any selling securityholder or any of the Underwriters in offering the Securities to the public or otherwise.

         (b) Nothing contained in this Agreement shall constitute the Selected Dealers partners with any of the Underwriters or with one another. If the Selected Dealers, among themselves or with the Underwriters, are deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Selected Dealer to be excluded from the application of Subchapter K, Chapter I., Subtitle A of the Internal Revenue Code of 1954, as amended, and each Selected Dealer elects to be so excluded and agrees not to take any position inconsistent with that election. Each Selected Dealer authorizes the representatives, in their discretion, to execute and file on behalf of such Selected Dealer any evidence of that election which may be required by the Internal Revenue Service.

         (c) The Representatives, as such, shall have full authority to take such action as they may deem advisable in respect of all matters pertaining to the Offering or arising under this Agreement. Neither the Representatives, as such, nor any of the Underwriters

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shall be under any liability to any Selected Dealer, except such as may be incurred under the Act and except for lack of good faith and for obligations assumed by the Representatives in this Agreement. No obligation of the Representatives' part shall be implied or inferred herefrom.

         10. BLUE SKY MATTERS. Upon application to the Representatives, any Selected Dealer will be informed as to the States in which the Representatives have been advised by counsel the Securities have been qualified for sale or are exempt under the respective securities or blue sky laws of such States, but the Representatives have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell any of the Securities in any such State.

         11. REPORTS OF SELECTED DEALER. Each Selected Dealer agrees, upon the Representatives' request, at any time or times prior to the termination of this Agreement, to report to the Representatives as to the amount of the Securities purchased by such Selected Dealer pursuant to the provisions of this Agreement which then remain unsold.

         12. NASD MEMBERSHIP. Each Selected Dealer represents that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or a foreign dealer not eligible for membership in the NASD. If such Selected Dealer is a member of the NASD, it agrees to comply with the requirements of Section 24 of Article III of the Rules of Fair Practice of the NASD, and it agrees not to grant any concessions, discounts or other allowances which are not permitted by that section. If such Selected Dealer is a foreign dealer not eligible for membership in the NASD, it agrees that it will not make any sales of the Securities in, or to nationals or residents of, the United States, its territories or its possessions, and that in making any sales of the Securities it will comply, as though it is a member of the NASD, with (a) the interpretation of the Board of Governors of the NASD entitled "Free-Riding and Withholding," (b) the requirements of Sections 8.24 and 36 of Article III of the Rules of Fair Practice of the NASD and (c) to the extent applicable to it, the requirements of Section 25 of such Article III.

         13. TERMINATION AND AMENDMENT. (a) All Selected Dealers will be governed by the conditions set forth in this Agreement until this Agreement is terminated. This Agreement will terminate at the close of business on the fifteenth day after the date of the initial public offering of the Securities, but, in the Representatives' discretion, may be extended by the Representatives for a further period not exceeding fifteen days and, in the Representatives' discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, each Selected Dealer shall remain liable to the extent provided by law for its proportionate amount of any claim, demand or liability which may be asserted against it alone, or against it together with other dealers purchasing Securities upon the terms of this Agreement, or against the Representatives, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other separate entity.

         (b) This Agreement may be amended by the Representatives upon written notice to Selected Dealers, and any such amendment shall be effective with respect to any Offering to which this Agreement applies on the date of such amendment.

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         (c)      This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Terms Telex was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with subparagraph (a) of this Paragraph 13.

         14. NOTICES. Any notice from the Representatives to any Selected Dealer shall be deemed to have been duly given if mailed, telephoned (and confirmed in writing) or telegraphed to such Selected Dealer at the address set forth in the Terms Telex sent to such Selected Dealer. Any notice from any Selected Dealer to the Representatives shall be deemed to have been duly given if mailed, telephoned (and confirmed in writing) or telegraphed to Shearson Lehman Brothers Inc. at American Express Tower, World Financial Center, New York, New York 10013, Attention Syndicate Department (or to such other address as the Selected Dealer may be notified by the Representatives).

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to the choice of law or conflicts of law principles thereof.

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